SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

THE DIVERSIFIED INVESTORS FUND GROUP
THE DIVERSIFIED INVESTORS FUNDS GROUP II
DIVERSIFIED INVESTORS STRATEGIC VARIABLE FUNDS

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The Diversified Investors Funds Group (“DIFG”)
The Diversified Investors Funds Group II (“DIFG II”)
Diversified Investors Strategic Variable Funds (“DISVF”)

Dear Shareholder:
Recently, we distributed proxy materials regarding the Special Meeting of Shareholders for the Diversified Group of Funds (the “Funds”). The meeting is scheduled for October 30, 2007 at 11:00 a.m. Local time at the offices of Diversified Investment Advisors, Inc., Four Manhattanville Road, Purchase, New York 10577. Our records indicate that we have not yet received your voting instructions.
YOUR VOTE IS NEEDED IMMEDIATELY!
Shareholders of each Fund are being asked to approve a number of proposals. After careful consideration, the Board of each Fund unanimously approved the proposals and recommends shareholders vote “FOR” the proposals.
A shareholder may think his or her vote is not important, but it is vital. Your vote will enable the Funds to hold the meeting as scheduled and avoid the cost of additional solicitation, so please vote immediately. You and all other shareholders will benefit from your cooperation.
For your convenience, please utilize any of the following methods to register your vote:

1.	By Phone.	Please call Computershare Fund Services toll-free at 1-866-436-6101. Representatives are available to take your vote Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m. Eastern Time. Please have your proxy card and control number available.

2.	By Internet.	Visit www.vote.proxy-direct.com and enter the 14 digit control number located on your proxy card.

3.	By Touch-tone Phone.	Dial the toll-free number found on your proxy card and follow the simple instructions.

4.	By Mail.	Simply return your executed proxy in the enclosed postage paid envelope.
Please try to utilize either option 1, 2, or 3 to register your vote to ensure that we receive your executed proxy by Tuesday, October 30, 2007. Thank you in advance.
If you have already registered your vote by utilizing one of these methods, then you do not need to take any action.